As filed with the Securities and Exchange Commission on December 29, 2017

Registration No. 333-222206

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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DUOS TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	7373	65-0493217
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6622 Southpoint Drive South, Suite 310

Jacksonville, Florida 32216

(904) 652-1616

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

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(775) 887-8853

(Name, address, including zip code, and telephone number
including area code, of agent for service)

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With copies to:

Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Brian R. Goldberg, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Duos Technologies Group, Inc. has prepared this Amendment No. 1 to the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-222206) solely for the purpose of filing an updated Exhibit 5.1 to the Registration Statement. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Registration Fee	$5,035
FINRA Filing Fee	$0
Printing Fees and Expenses	$500
Accounting Fees and Expenses	$50,000
Legal Fees and Expenses	$50,000
Transfer Agent and Registrar Fees	$5,000
Miscellaneous Fees and Expenses	$2,200
Total	$112,735

Item 14. Indemnification of Directors and Officers

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in,  or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Our Bylaws provides that we shall indemnify our officers, directors, and employees, and agents unless specifically approved in writing by the Board of Directors, to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act, or the FBCA, as it existed when the Bylaws were adopted or as it may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than were permitted prior to such amendment. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent; provided, however, that we shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by our Board of Directors.

The Bylaws also provide that such rights of indemnification shall be a contract right and shall include the right to be paid by us for all reasonable expenses incurred in defending any such proceeding in advance of final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the FDCA have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our charter documents and Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable

Item 15. Recent Sales of Unregistered Securities

On March 31, 2015, the Company issued 1,430 shares of restricted common stock to Luceon LLC, a vendor to the Company, as consideration for a $20,000 partial settlement of an outstanding payable.

On April 1, 2015, the Company issued 554 shares of restricted common stock to holders of Warrants in conjunction with and subsequent to the merger agreement, in exchange for 964 existing warrants.

On May 20, 2015, the Company issued 2,857 shares of restricted common stock to Educational Group LLC as consideration for third party for consulting services.

On May 27, 2015, the Company issued 1,179 shares to Hayden IR as consideration for a $33,000 in outstanding invoices.

On June 30, 2015, the Company issued 4,034 shares of restricted common stock to the Company’s CFO as consideration for $56,482 of accrued salary.

On July 1, 2015, the Company issued 4,286 shares of restricted common stock to an accredited investor as consideration for the principal balance of a promissory note of $50,000.

On August 27, 2015, the Company issued 1,429 shares of restricted common stock to Caro Capital LLC in connection with a consulting agreement in exchange for $100.

On September 21, 2015, the Company issued 14,469 shares of common stock to an accredited investor and lender in exchange for an $81,250 portion of an outstanding convertible note.

On September 30, 2015, the Company issued 1,315 shares to Hayden IR as consideration for a $15,000 in outstanding invoices.

On September 30 2015, the Company issued 28,640 shares of common stock and 14,320 five year warrants to Sandbank Halpert LLC in exchange for a promissory note and accrued interest totaling $275,660 and as consideration for an extension of a $37,817 note.

On October 26, 2015, the Company issued 1,949 shares of restricted common stock to an accredited investor for conversion of a note valued at $20,467.

On October 26, 2015, the Company issued 3,914 shares of restricted common stock to an accredited investor for conversion of a note valued at $41,906.

On October 27, 2015, the Company issued 14,266 shares of restricted common stock to an accredited investor for conversion of a note valued at $149,792.

On October 28, 2015, the Company issued 10,250 shares of restricted common stock to an accredited investor for conversion of a note valued at $107,627.

On December 16, 2015, the Company issued 6,548 shares of restricted common stock to an accredited investor for conversion of a note valued at $68,750.

On December 30, 2015, the Company issued 4,762 shares of restricted common stock to an accredited investor for conversion of a note valued at $50,000.

On January 1, 2016, the Company issued 714 shares of common stock valued at $5,000 to a consultant for services rendered to the Company.

On January 6, 2016, the Company issued 26,057 shares of the Company’s restricted common stock valued at $273,600 to Maxim LLC as consideration for general financial advisory and investment banking services.

On January 22, 2016, the company issued 60 shares of restricted common stock to an existing shareholder in exchange for existing 150 warrants.

On April 1, 2016, the Company issued a warrant exercisable into 71,429 million shares of common stock at an exercise price of $12.25 per share to GPB Capital Holdings in conjunction with and as further consideration for a Securities Purchase Agreement in the amount of $1,800,000. The warrants contain anti-dilution protection on the exercise price including potential adjustment to the exercise price based on certain future events.

On April 1, 2016, the Company issued 4,714 three-year warrants with an exercise price of $14 per share to the placement agent, Aegis Corp, as additional compensation for arrangement of financing through the Securities Purchase Agreement with GPB Capital Holdings.

On April 1, 2016, the Company issued 649 shares of common stock valued at $5,000 to a consultant for services rendered to the Company.

On May 1, 2016, the Company issued 1,190 shares of common stock valued at $5,000 to a consultant for services rendered to the Company.

On May 13, 2016, the Company issued 3,571 shares of restricted common stock to Regal Venture Capital Partners in connection with a consulting agreement in exchange for $125.

On June 1, 2016, the Company issued 1,429 shares of common stock valued at $5,000 to a consultant for services rendered to the Company.

On July 1, 2016, the Company issued 953 shares of common stock valued at $5,000 to a consultant for services rendered to the Company.

On August 1, 2016, the Company issued 893 shares of common stock valued at $5,000 to a consultant for services rendered to the Company.

On September 1, 2016, the Company issued 1,429 shares of common stock valued at $5,000 to a consultant for services rendered to the Company.

On October 1, 2016, the Company issued 1,429 shares of common stock valued at $5,000 to a consultant for services rendered to the Company.

On October 31, 2016, the Company issued 29,600 shares of Series A Convertible Preferred Stock to four existing shareholders in exchange for an aggregate of $148,000 in cash and the repurchase of 3,280 common shares from those shareholders at their original aggregate purchase price of $148,000 or $45.15 per share. The shares of Series A Convertible Preferred Stock are valued at $296,000 or $10 per share par value.  The offer ended on December 31, 2016.

On November 1, 2016, the Company issued 1,429 shares of common stock valued at $5,000 to a consultant for services rendered to the Company.

On December 1, 2016, the Company issued 1,429 shares of common stock valued at $5,000 to a consultant for services rendered to the Company.

On December 20, 2016, the Company issued common stock purchase warrants to an investor in connection with a debt financing transaction (the “Financing Warrants”). The Financing Warrants are exercisable into 115,288 shares of the Company’s common stock at an aggregate exercise amount of $605,263. On the same date, the Company issued additional common stock purchase warrants to a placement agent for fees in connection with the debt financing transaction (the “Additional Financing Warrants”). The Additional Financing Warrants are exercisable into 9,223 shares of the Company’s common stock at an aggregate exercise amount of $48,421. The per unit and aggregate exercise price is subject to change based on certain future events as set forth in the Financing Warrants and the Additional Financing Warrants.

On May 8, 2017, the Company issued 4,287 shares valued at $15,000 to a consultant for services rendered to the Company.

Effective November 24, 2017 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with 57 investors (the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Purchasers purchased 16,402,742 shares of common stock, 22,062,742 purchaser warrants (the “Purchaser Warrants”), and 2,830 shares of Series B Preferred Stock (collectively, the “SPA Securities”) worth $11,031,371 (including the conversion of liabilities and redemptions of shares of Series A Preferred Stock) at a price of $0.50 per Class A Unit (as defined in the Securities Purchase Agreement) and $1,000 per Class B Unit (as defined in the Securities Purchase Agreement) (the “Private Offering”). The Purchaser Warrants have a strike price of $0.65, expiring five years from the Initial Exercise Date (as defined in the Purchaser Warrants). The Securities Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Additionally, the Purchasers may participate in a subsequent offering of the Company’s securities in an aggregate amount of up to 35% of the subsequent offering on the twenty-four (24) month anniversary of the Private Offering. In connection with the Private Offering, as of the date hereof there are 20,651,371 shares of common stock issued and outstanding, 2,830 shares of Series B Preferred Stock issued and outstanding, and 25,122,454 common stock purchase warrants issued and outstanding.

Additionally, in connection with the Private Offering, the Company issued to Joseph Gunnar & Co., LLC (Placement Agent) in the Private Offering 2,206,274 Placement Agent Warrants with a strike price of $0.65 expiring five years from the Initial Exercise Date.

In connection with the conversion and redemption portion of the Private Offering, on the Effective Date, the Company entered into that certain Agreement to Convert Promissory Note (the “JMJ Letter Agreement”) with JMJ Financial, a sole proprietorship (“JMJ”), whereby JMJ agreed to convert $2,105,263 of liabilities and their additional investment of $1,000,000, into 6,210,526 shares of common stock of the Company at a conversion price equal to $0.50 per share. Additionally, JMJ was issued warrants to purchase 6,210,526 shares of the Company’s common stock at an exercise price equal to $0.65 per share, expiring five years from the Initial Exercise Date. Commencing on the Effective Date, JMJ entered into a Lock-Up Agreement for a period of 365 days prohibiting the sale or other transfer of all securities of the Company owned by JMJ.

Additionally, in connection with the conversion and redemption portion of the Private Offering, the Company entered into Letter Agreements (the “Debt and Preferred Stock Letter Agreements”) with certain debt holders and holders of the Company’s Series A Preferred Stock (the “Debt and Preferred Holders”) for conversion or repayment of an additional aggregate amount of $1,013,788 including certain trade payables.  All Series A holders were repaid in full and no stock or warrants were issued.  The remaining debt holders and trade payables were converted into 1,388,216 shares of common stock of the Company at a conversion price equal to $0.50 per share. Additionally, the debt holders and certain trade payables which were converted, were issued warrants to purchase 1,388,216 shares of the Company’s common stock at an exercise price equal to $0.65 per share, expiring five years from the Initial Exercise Date.

Simultaneously with the closing of the Private Offering, (i) Gianni B. Arcaini, the Chief Executive Officer, converted $700,543 of accrued salary into 700,543 shares of the Company’s common stock at a $1.00 per share and 700,543 warrants to purchase shares of common stock of the Company at an exercise price of $1.00 per share, expiring five years from the Initial Exercise Date, (ii) Adrian G. Goldfarb, the Chief Financial Officer of the Company, converted $34,020 of liabilities into 34,020 shares of the Company’s common stock at a $1.00 per share and 34,020 warrants to purchase shares of common stock of the Company at an exercise price of $1.00 per share, expiring five years from the Initial Exercise Date, (iii) a non-related entity converted $118,875 of liabilities into 118,875 shares of the Company’s common stock at a $1.00 per share and 118,875 warrants to purchase shares of common stock of the Company at an exercise price of $1.00 per share, expiring five years from the Initial Exercise Date.

The securities issued pursuant to the above offerings were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act and/or Regulation D. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act. The sales were exempt under 4(a)(2) of the S-A and Rule 506 thereunder. Each investor acquired the securities for investment and without a view to distribution.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit No.	Exhibit Description
2.1	First Amendment to Merger and Plan of Merger, dated March 15, 2015 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 2.1 on March 19, 2015)
2.2	Merger Agreement and Plan of Merger, dated February 6, 2015 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 2.1 on February 9, 2015)
3.1	Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 on July 13, 2015)
3.2	Amended and Restated Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 on April 7, 2015)
3.3	Amended and Restated Bylaws (incorporated herein by reference to the Registration of Securities on Form 8-A/12G/A filed on August 14, 2015)
3.4

Articles of Amendment to Articles of Incorporation (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 3.1 with the U.S. Securities and Exchange Commission on April 28, 2017)

4.1	Senior Secured Note, dated April 1, 2016, issued by Duos Technologies Group, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.1 on April 6, 2016)
4.2	Common Stock Purchase Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.1 on December 23, 2016)
4.3	Form of Purchaser Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.1 on November 29, 2017)
4.4	Form of Placement Agent Warrant (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 4.2 on November 29, 2017)
5.1*	Opinion of Lucosky Brookman LLP

10.1	Employment Agreement, dated May 1, 2003, with Chief Executive Officer (incorporated herein by reference to the Annual Report on Form 10-K filed as Exhibit 10.1 on April 17, 2015)
10.2

Securities Purchase Agreement, dated March 31, 2016, by and between Duos Technologies Group, Inc. and the Schedule of Buyers attached thereto (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on April 6, 2016)

10.3

Security and Pledge Agreement, dated April 1, 2016, by and among Duos Technologies Group, Inc., each of the Company’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent) (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on April 6, 2016)

10.4

Guaranty, dated April 1, 2016, by and among each of Duos Technologies Group, Inc.’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent) (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 on April 6, 2016)

10.5	Warrant, dated April 1, 2016, issued by Duos Technologies Group, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.4 on April 6, 2016)
10.6	2016 Equity Incentive Plan (incorporated herein by reference to the Proxy Statement on Schedule 14A filed on April 1, 2016)
10.7

Securities Purchase Agreement, dated December 20, 2016, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on December 23, 2016)

10.8

Promissory Note, dated December 20, 2016, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on December 23, 2016)

10.9	Form of Securities Purchase Agreement (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 on November 29, 2017)
10.10	Form of Registration Rights Agreement (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 on November 29, 2017)
10.12

Amendment #1 to the Securities Purchase Agreement and to the Note, dated May 22, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.5 with the U.S. Securities and Exchange Commission on August 15, 2017)

10.13

Amendment #2 to the Securities Purchase Agreement and to the Note, dated July 12, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.6 with the U.S. Securities and Exchange Commission on August 15, 2017)

10.14

Amendment #3 to the Securities Purchase Agreement and to the Note, dated August 14, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.7 with the U.S. Securities and Exchange Commission on August 15, 2017)

10.15

Amendment #4 to the Securities Purchase Agreement and Note, dated November 14, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.8 on November 20, 2017)

10.16

Amendment #5 to the Securities Purchase Agreement and Note, dated November 16, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.9 on November 20, 2017)

10.17

Amendment #6 to the Securities Purchase Agreement and Note, dated November 20, 2017, by and between Duos Technologies Group, Inc. and JMJ Financial (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.10 on November 20, 2017)

10.18

Forbearance Agreement, dated May 12, 2017, by and among Duos Technology Group, Inc. and GPB Debt Holdings II, LLC incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.13 on November 20, 2017)

10.19

Form of Note Holder Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.1 with the U.S. Securities and Exchange Commission on June 15, 2017)

10.20

Form of Arcaini Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.2 with the U.S. Securities and Exchange Commission on June 15, 2017)

10.21

Form of Goldfarb Letter Agreement, dated June 9, 2017 (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 with the U.S. Securities and Exchange Commission on June 15, 2017)

10.22

GPB Debt Holdings II, LLC Letter Agreement, dated August 1, 2017 (incorporated herein by reference to the Quarterly Report on Form 10-Q filed as Exhibit 10.4 with the U.S. Securities and Exchange Commission on August 15, 2017)

10.23	Form of Conversion Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.5 with the U.S. Securities and Exchange Commission on November 29, 2017)
10.24	Form of Redemption Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.4 with the U.S. Securities and Exchange Commission on November 29, 2017)
10.25	Form of Pay-off Letter (incorporated herein by reference to the Current Report on Form 8-K filed as Exhibit 10.3 with the U.S. Securities and Exchange Commission on November 29, 2017)
17.1**	Letter of Resignation from John E. Giles to the Company dated November 28, 2017
21	List of Subsidiaries (incorporated by reference to the Company’s Form 10-K filed on April 1, 2016)
23.1**	Consent of Salberg & Company, P.A.
24.1*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)
24.2*	Power of Attorney (included on the signature page of this Registration Statement)

———————

*	filed herewith
**	previously filed

(b) Financial Statement Schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Warrenville, Illinois, on December 29, 2017.

Duos Technologies Group, Inc.

By:	/s/ Gianni B. Arcaini
Name: Gianni B. Arcaini Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Gianni B. Arcaini, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gianni B. Arcaini	Chief Executive Officer (Principal Executive	December 29, 2017
Gianni B. Arcaini	Officer), President, Chairman of the Board

/s/ Adrian G. Goldfarb	Chief Financial Officer (Principal Financial Officer,	December 29, 2017
Adrian G. Goldfarb	Principal Accounting Officer),
Executive Vice President, Director

/s/ Alfred J. (Fred) Mulder	Director	December 29, 2017
Alfred J. (Fred) Mulder

/s/ Blair Fonda	Director	December 29, 2017
Blair Fonda